Exhibit 2.01

CREDIT SUISSE FIRST BOSTON (USA), INC.

(“Issuer”)

Medium-Term Notes

Due Nine Months or More from Date of Issue

TERMS AGREEMENT

December 16, 2005

Credit Suisse First Boston (USA), Inc.
Eleven Madison Avenue
New York, New York 10010

Attention:  Treasury

Ladies and Gentlemen:

We offer to purchase, on and subject to the terms and conditions of the Distribution Agreement dated June 25, 2004 (the “Distribution Agreement”), and the supplement to the Distribution Agreement attached hereto (“Supplement”) the following Notes (“Notes”) on the following terms:

Title:  ProNotes Linked to the Value of a Basket of Commodities due December 22, 2008.

Stated Maturity Date:  December 22, 2008

Authorized Denominations:  $10,000 and integral multiples of $1,000 in excess of that amount.

Principal Amount:  $19,245,000

Public Offering Price:  $10,000 per Note, subject to change by the undersigned.

Purchase Price (to be paid in New York Clearing House (next day) — immediately available funds):  $9,810 per Note.

Underwriting Discount: $190 per Note.

Valuation Date:  December 17, 2008

Underlying Basket: The return will be based on the performance of a basket of commodities and commodity indices over the term of the Notes.  The basket will be comprised of 10 commodities and two commodity indices, with each commodity or index having the following weightings:  Aluminum — 7%; Copper — 7%; Crude Oil — 15%; Gold — 5%; Heating Oil — 5%; Lead — 5%; Natural Gas — 10%; Nickel — 6%; Unleaded Gasoline — 5%; Zinc — 5%; GSCI Agriculture Excess Return Index — 20%; and GSCI Livestock Excess Return Index — 10%.

Redemption Amount: The redemption amount at maturity will equal the principal amount of the Notes multiplied by the sum of 1 plus the basket return, calculated as set forth in the pricing supplement for the Notes.  If the final basket level is greater than the initial basket level, the basket return will be equal to the percentage increase in the basket level multiplied by 180%.  If the final basket level is less than or equal to the initial basket level, then the basket return will be equal to zero, and the redemption amount will be an amount equal to the principal amount of the Notes at maturity, as further explained in the pricing supplement for the Notes.

Optional Redemption: None.

Sinking Fund: None.

Listing: None.

Trade Date:  December 16, 2005

Settlement Date:  December 21, 2005

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Details for Settlement

Book-entry Security

Unless the undersigned has received notification from the Issuer within one Business Day (as defined in the Distribution Agreement) that the Issuer does not agree to the terms set forth herein, this Terms Agreement shall constitute an agreement between the Issuer and the undersigned for the sale and purchase of the Notes upon the terms set forth herein and in the Distribution Agreement.

Very truly yours,

CREDIT SUISSE FIRST BOSTON LLC

By	/s/ Grace Koo
Name: Grace Koo
Title: Managing Director

Accepted and agreed to
as of the date set forth above.

CREDIT SUISSE FIRST BOSTON (USA), INC.

By	/s/ Peter Feeney
Name: Peter Feeney
Title: Treasurer

CREDIT SUISSE FIRST BOSTON (USA), INC.

SUPPLEMENT TO DISTRIBUTION AGREEMENT

1.     Scope.  This Supplement is attached to and forms a part of the Terms Agreement, dated December 16, 2005  (including the Distribution Agreement (as defined in the Terms Agreement) incorporated by reference therein, the “Terms Agreement”), between Credit Suisse First Boston (USA), Inc., a  Delaware corporation (“Issuer”), and the Distributor (as defined therein).  References in the Terms Agreement to “herein” and “hereof” include the provisions of this Supplement.  In the event of any conflict between the Terms Agreement and this Supplement, the provisions of this Supplement shall control.  Capitalized terms used but not defined herein have the meanings ascribed in the Terms Agreement.

2.     Definitions.  The following terms have the following meanings in this Supplement and the Terms Agreement:

(a)     “Registration Statement” as of any time means the Registration Statement (as defined in the Distribution Agreement) in the form then filed with the Commission, including any document incorporated by reference therein and any prospectus, prospectus supplement or pricing supplement deemed or retroactively deemed to be a part thereof that has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Notes, which time shall be considered the “effective date” of the Registration Statement.  For purposes of this definition, information contained in a form of prospectus,  prospectus supplement or pricing supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

(b)     “Statutory Prospectus” as of any time means the prospectus and prospectus supplement relating to the Notes that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified.  For purposes of this definition, information contained in a form of prospectus or prospectus supplement (including a pricing  supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B or 430C shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus or prospectus supplement (including a pricing supplement) is filed with the Commission pursuant to Rule 424(b).

(c)     “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Notes and otherwise satisfies Section 10(a) of the Securities Act of 1933.

(d)   “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g), if any.

(e)     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement.

(f)      “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

(g)     “Applicable Time” means 2:30 p.m. (Eastern time) on the date of the Terms Agreement.

3.     Representations and Warranties of the Issuer.  In addition to the representations, warranties and agreements of the Issuer in the Terms Agreement, the Issuer, as of the date of the Terms Agreement, represents and warrants to, and agrees with, the Distributor that:

(a)     The date of the Terms Agreement is not more than three years subsequent to the more recent of the initial effective date of the Registration Statement or December 1, 2005.  If, immediately prior to the third anniversary of the more recent of the initial effective date of the Registration Statement or December 1, 2005, any of the Notes remain unsold by the Distributor, the Issuer will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Notes, in a form satisfactory to the Distributor, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes.  References herein to the Registration Statement shall include such new shelf registration statement.

(b)     At the time the Issuer or any person acting on its behalf (within the meaning of, for this clause only, Rule 163(c)) made any offer relating to the Notes in reliance on the exemption provided by Rule 163, the Issuer was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(c)     (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) at the date of the Terms Agreement, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Issuer or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Issuer in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act of 1933 and not being the subject of a proceeding under Section 8A of the Securities Act of 1933 in connection with the offering of the Registered Securities, all as described in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an “ineligible issuer” as defined in Rule 405.

(d)     As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus (collectively, the “General Disclosure Package”), when considered together with the price to the public and underwriting discount on the cover page of the Prospectus and the statements under the caption “Description of Securities” in the Prospectus, nor (ii) any individual Limited Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by the Distributor specifically for use therein, it being understood and agreed that the only such information furnished by the Distributor consists of the information described as such in the Terms Agreement.

(e)     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Issuer notified or notifies the Distributor as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus

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conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Issuer has promptly notified or will promptly notify the Distributor and (ii) the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by the Distributor specifically for use therein, it being understood and agreed that the only such information furnished by the Distributor consists of the information described as such in the Terms Agreement.

4.             Certain Agreements of the Issuer. (a)   The Issuer has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Distributor, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of the Terms Agreement.  The Issuer has complied and will comply with Rule 433.

(b)     The Issuer will prepare and file the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Distributor, subparagraph (5)) not later than the second business day following the date of the Terms Agreement.

(c)     References to “Prospectus” in Section 4(b) of the Distribution Agreement shall be deemed to refer instead to “Statutory Prospectus.”

(d)     The reference to “is required to be delivered under the Act” in the first sentence of Section 4(c) of the Distribution Agreement is replaced with “is (or but for the exemption in Rule 172 would be required to be) delivered under the Act.”

(e)     If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuer will notify promptly the Distributor so that any use of the General Disclosure Package may cease until it is amended or supplemented.

(f)      Section 4(f) of the Distribution Agreement is replaced with the following:

(d)   As soon as practicable, but not later than 16 months, after the date of each acceptance by the Issuer of an offer to purchase securities hereunder, the Issuer will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of such acceptance and satisfying the provisions of Section 11(a) of the Act.

(g)     The reference to “Prospectus” in Section 4(g) of the Distribution Agreement shall be deemed to refer instead to “Prospectus and each Issuer Free Writing Prospectus.”

(h)     In addition to the expenses described in Section 4(j) of the Distribution Agreement, the Issuer will pay expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

5.     Free Writing Prospectuses.  The Issuer represents and agrees that, unless it obtains the prior consent of the Distributor, and the Distributor agrees that, unless it obtains the prior consent of the Issuer, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by

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the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Issuer represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

6.     Indemnification and Contribution.  References to “the Prospectus” in Section 7 of the Distribution Agreement shall be deemed to refer to “each Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus.”

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Very truly yours,

CREDIT SUISSE FIRST BOSTON LLC

By	/s/ Grace Koo
Name: Grace Koo
Title: Managing Director

Accepted and agreed to
as of the date set forth above.

CREDIT SUISSE FIRST BOSTON (USA), INC.

By	/s/ Peter Feeney
Name: Peter Feeney
Title: Treasurer

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